CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 10, 2004 accompanying the financial statements of Insured Municipals Income Trust, 241st Insured Multi-Series as of October 31, 2004 and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears in the Prospectus.

                                                       GRANT THORNTON LLP


Chicago, Illinois
February 22, 2005